UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2022

VERTIV HOLDINGS CO

Exact name of registrant as specified in its charter

Delaware	001-38518	81-2376902
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1050 Dearborn Drive, Columbus, Ohio 43085
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 614-888-0246

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	VRT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition

The information set forth in Item 7.01 below related to the press release disclosing certain operational and financial estimated results for the third quarter of 2022 is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

CEO Succession Planning and COO Appointment

On October 3, 2022, Rob Johnson, Chief Executive Officer of Vertiv Holdings Co (the “Company”) announced that he will retire from his position as CEO of the Company for health-related reasons effective as of December 31, 2022. Mr. Johnson will also step down from the Board of Directors effective December 31, 2022. Thereafter, Mr. Johnson will remain as a consultant to the Company for five years, for an annual fee of $20,000.

In connection with Mr. Johnson’s pending retirement, he has entered into an agreement (the “Agreement”) with the Company containing customary restrictive covenants and a release, in return for which he will be eligible to receive a 2022 performance bonus, as determined by the Board, and a lump sum payment of $24,000 intended to cover the cost of continuation of health care benefits for 12 months. If Mr. Johnson complies with his restrictive covenants and the Agreement, the stock options issued to Mr. Johnson in 2020 and 2022 will continue to vest in accordance with their original vesting schedule and will be exercisable for two years following the vesting date (for those options that vest in calendar year 2023) and for one year following each vesting date (for those options that vest in calendar years 2024 through 2026). All other unvested equity, including the unvested options granted in 2021 and any unvested restricted stock units, will be forfeited. These actions are expected to have no significant net impact to adjusted operating profit in the third or fourth quarters after factoring in the accounting for forfeitures of previously issued equity instruments.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which will be attached to the Company’s next periodic SEC filing.

The Company has also announced that Giordano Albertazzi, currently serving as President, Americas, has been appointed Chief Operating Officer and President, Americas of the Company effective immediately, and will thereafter assume the role of Chief Executive Officer effective as of January 1, 2023. Mr. Albertazzi will succeed Mr. Johnson on the Board of Directors as of January 1, 2023.

Mr. Albertazzi, age 56, most recently served as President, Americas where he was responsible for the Company’s operations and business development within the region. Mr. Albertazzi began his career at Kone Elevators, where he progressed through operations and product development leadership roles. He joined Emerson Network Power in 1998 and held positions with increasing responsibility, including plant manager from 1999 to 2001, EMEA marketing and product management director from 2002 to 2004, and managing director for the Italian market unit from 2004 to 2006. In 2006, Mr. Albertazzi was promoted to vice president services for the Liebert Europe business. In 2011, he was appointed vice president services for the broader Europe, Middle East and Africa region, and in 2014 became vice president sales. From 2016 he served as President of the Company in Europe, Middle East and Africa, until his appointment as President, Americas in March 2022.

In connection with Mr. Albertazzi’s appointments to COO and then CEO, his annual base salary will increase to $900,000 effective as of October 3, 2022 and his target bonus award will be increased to 125% of base salary (with any payout at such level prorated for 2022 from October 3, 2022).

Mr. Albertazzi will also be eligible to receive (i) an annual equity grant starting in 2023 with a grant date value of $3,500,000, and (ii) a one-time sign-on equity grant of 500,000 stock options exercisable into shares of the Company’s common stock, which will be awarded on October 5, 2022, and be subject to vesting over four years. The stock options will be granted consistent with the Company’s standard equity award agreements. He will also be subject to the Executive Employment Policy of the Company and receive other benefits from the Company.

There are no arrangements or understandings between Mr. Albertazzi and any other persons pursuant to which he was selected as an officer or director. In addition, Mr. Albertazzi has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of New Board Member

On October 3, 2022, the Board of the Company increased the authorized number of directors on the Board from ten to eleven and appointed Joseph J. DeAngelo to the Board, effective immediately, to serve until the 2023 Annual Meeting of Stockholders and until his successor is duly elected. Mr. DeAngelo will serve on the Compensation and Nominating and Corporate Governance Committees of the Board.

There are no arrangements or understandings between Mr. DeAngelo and any other person pursuant to which Mr. DeAngelo was selected as a director. In addition, there are no transactions in which Mr. DeAngelo has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Mr. DeAngelo will receive compensation for his service on the Board and the Compensation and Nominating and Corporate Governance Committees pursuant to the Company’s Director Compensation Policy, as determined by the Board from time to time and prorated where applicable. All such compensation will be prorated from the effective date of the Board’s appointment of Mr. DeAngelo to the date of the Company’s 2023 Annual Meeting of Stockholders. As a result, Mr. DeAngelo will receive an option grant on October 5, 2022 reflecting a prorated portion of the annual equity grant made to other non-employee members of the Board in 2022, subject to the same four-year annual vesting schedule as the other members of the Board.

Item 7.01	Regulation FD

On October 3, 2022, the Company issued a press release discussing the matters set forth under Items 2.02 and 5.02 above and providing an update on the Company’s 2022 financial outlook, including certain operational and financial estimates for the third quarter and revisions to fourth quarter guidance.

The information set forth in Items 2.02 and 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 (d) Financial Statements and Exhibits

99.1	Press release of Vertiv Holdings Co, dated October 3, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2022	Vertiv Holdings Co

/s/ David Fallon
By: David Fallon
Title: Chief Financial Officer